SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **HALL TEES, INC.**, did on September 13, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 13, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20070627715-87
	Filing Date and Time 09/13/2007 9:45 AM
	Entity Number E0640252007-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Hell Tees, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Laughlin Associates, Inc. Name 2533 N. Carson Street — Carson City — Nevada 89706 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State Zip Code
3. Shares: (number of shares corporation is authorized to issue)	SEE ATTACHED Number of shares with par value: 75,000,000 — Par value per share: $ 0.001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. William O. Lewis Name 7401 Armstrong Lane — Rowlett — TX 75089 Street Address — City — State Zip Code 2. Name Street Address — City — State Zip Code 3. Name Street Address — City — State Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Holding Company and Any and all business a corporation is lawfully allowed to engage in
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	William Lewis — X [signature] Name — Signature 7401 Armstrong Lane — Rowlett — TX 75089 Address — City — State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

HALL TEES, INC.

Articles of Incorporation (con't)

ARTICLE 3 (Expanded)

Common Stock: The amount of the total authorized capital stock of this corporation is Fifty Million (50,000,000) shares with a par value of $0.001 each, amounting to Fifty Thousand Dollars ($50,000.00).

Preferred Stock: The amount of the total authorized capital stock of this corporation is Twenty Million (25,000,000) shares with a par value of $0.001 each, amounting to Twenty Five Thousand Dollars ($25,000.00), with the Board of Directors having authority to attach such terms as they deem fit.

ARTICLE 8 Elimination or Limitation of Liability of Directors

No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained herein shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their directorship.

ARTICLE 9 Indemnification of Directors and Officers

The corporation shall indemnify the directors and officers of the corporation, and of any subsidiary of the corporation, to the full extent provided by the laws of the State of Nevada.

Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. In addition, the corporation may advance expenses of such nature on any other terms and/or in any other manner authorized by law.